Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

WINCHESTER, Virginia (August 31, 2021) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its first quarter of fiscal 2022 which ended July 31, 2021.

Net sales for the first quarter of fiscal 2022 increased $52.5 million, or 13.5%, to $442.6 million compared with the same quarter of the prior fiscal year. The Company experienced growth across all channels, with high-teens growth in our repair and remodel sales channel and upper single digit growth in our new construction sales channel during the first quarter of fiscal 2022 versus the prior year period as market demand continued at a strong pace.

Net income was $3.0 million ($0.18 per diluted share) for the first quarter of fiscal 2022 compared with $16.1 million ($0.94 per diluted share) in the same quarter of the prior fiscal year. Net income for the first quarter of fiscal 2022 decreased $13.1 million due to the rapidly evolving inflationary pressures outpacing our pricing actions taken across all our channels. This was approximately 220 basis points of sequential pressure from the Company's fourth quarter of fiscal 2021 to the first quarter of fiscal 2022, related primarily to materials and logistics costs. Given the increased backlog of our products there is an inherent lag in the realization of our pricing actions. Net income margin was 0.7% for the first quarter of fiscal 2022 compared to 4.1% for the same period in the prior fiscal year. Adjusted EPS per diluted share was $0.70 for the first quarter of fiscal 2022 compared with $1.63 in the same quarter of the prior fiscal year.

Adjusted EBITDA for the first quarter of fiscal 2022 decreased $24.3 million, or 43.1%, to $32.1 million, or 7.3% of net sales, compared to $56.4 million, or 14.5% of net sales, for the same quarter of the prior fiscal year.

"While delivering sales growth across all channels our adjusted EBITDA margins of 7.3% were below expectations. Although we have and are also in the process of implementing significant pricing actions due to the increasing inflationary pressures we are facing, we only realized approximately $3 million of impact in the first quarter of fiscal 2022. Assuming our current sales level, we expect the impact of confirmed pricing actions to increase in the second half of fiscal 2022 to over $25 million per quarter," said Scott Culbreth, President and CEO. "Looking forward our focus remains on increasing production to match a strong demand environment and reducing backlog and realizing additional pricing actions to mitigate inflationary pressures in materials, logistics, and labor."

Cash provided by operating activities for the first fiscal quarter was $6.6 million and free cash flow totaled $(8.1) million. Cash flows were negatively impacted due to the higher inventory levels, timing of accounts payable, and lower accrued compensation expenses. As of July 31, 2021, the Company had $27.8 million of cash on hand with no term loan debt maturities until July 2023 plus access to $243.0 million of additional availability under its revolving facility. The Company paid down $29.1 million of its debt and repurchased shares valued at $25 million during the first three months of the current fiscal year.

Effective May 1, 2021, the Company changed its accounting method for inventory costing for inventories which previously utilized a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change.

About Us

American Woodmark celebrates the creativity in all of us. With over 10,000 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and

AMWD Announces First Quarter Results

August 31, 2021

distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
(AMWD-ER)

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31
	2021	2020 As Adjusted

Net sales	$442,581	$390,087
Cost of sales & distribution	389,138	310,520
Gross profit	53,443	79,567
Sales & marketing expense	22,987	19,898
General & administrative expense	23,687	29,983
Restructuring charges, net	313	3,460
Operating income	6,456	26,226
Interest expense, net	2,173	6,030
Other (income) expense, net	73	(1,688)
Income tax expense	1,229	5,825
Net income	$2,981	$16,059

Earnings Per Share:
Weighted average shares outstanding - diluted	16,716,167	17,013,444

Net income per diluted share	$0.18	$0.94

AMWD Announces First Quarter Results

August 31, 2021

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31	April 30
	2021	2021 As Adjusted

Cash & cash equivalents	$27,818	$91,071
Customer receivables	130,736	146,866
Inventories	181,794	158,167
Other current assets	15,072	13,861
Total current assets	355,420	409,965
Property, plant and equipment, net	206,932	204,002
Operating lease assets, net	120,703	123,118
Customer relationship intangibles, net	110,361	121,778
Goodwill	767,612	767,612
Other assets	28,557	27,924
Total assets	$1,589,585	$1,654,399

Current portion - long-term debt	$2,131	$8,322
Short-term operating lease liabilities	20,635	19,994
Accounts payable & accrued expenses	176,051	192,131
Total current liabilities	198,817	220,447
Long-term debt	491,412	513,450
Deferred income taxes	43,448	42,891
Long-term operating lease liabilities	106,917	109,628
Other liabilities	11,890	11,745
Total liabilities	852,484	898,161
Stockholders' equity	737,101	756,238
Total liabilities & stockholders' equity	$1,589,585	$1,654,399

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31
	2021	2020

Net cash provided by operating activities	$6,588	$40,000
Net cash used by investing activities	(14,706)	(7,836)
Net cash used by financing activities	(55,135)	(1,168)
Net increase (decrease) in cash and cash equivalents	(63,253)	30,996
Cash and cash equivalents, beginning of period	91,071	97,059

Cash and cash equivalents, end of period	$27,818	$128,055

Non-GAAP Financial Measures

AMWD Announces First Quarter Results

August 31, 2021

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain/loss on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net loss on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces First Quarter Results

August 31, 2021

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended
	July 31
(in thousands)	2021	2020 As Adjusted

Net income (GAAP)	$2,981	$16,059
Add back:
Income tax expense	1,229	5,825
Interest expense, net	2,173	6,030
Depreciation and amortization expense	13,025	12,959
Amortization of customer relationship intangibles and trademarks	11,417	12,250
EBITDA (Non-GAAP)	$30,825	$53,123
Add back:
Acquisition and restructuring related expenses (1)	20	60
Non-recurring restructuring charges, net (2)	313	3,460
Change in fair value of foreign exchange forward contracts (3)	(350)	(1,255)
Stock-based compensation expense	1,177	961
Loss on asset disposal	115	46
Adjusted EBITDA (Non-GAAP)	$32,100	$56,395

Net Sales	$442,581	$390,087
Net income margin (GAAP)	0.7%	4.1%
Adjusted EBITDA margin (Non-GAAP)	7.3%	14.5%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The three months ended July 31, 2020 includes accelerated depreciation expense of $1.1 million related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces First Quarter Results

August 31, 2021

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31
(in thousands, except share data)	2021	2020 As Adjusted

Net income (GAAP)	$2,981	$16,059
Add back:
Acquisition and restructuring related expenses	20	60
Non-recurring restructuring charges, net	313	3,460
Amortization of customer relationship intangibles and trademarks	11,417	12,250
Tax benefit of add backs	(3,067)	(4,053)
Adjusted net income (Non-GAAP)	$11,664	$27,776

Weighted average diluted shares	16,716,167	17,013,444
EPS per diluted share (GAAP)	$0.18	$0.94
Adjusted EPS per diluted share (Non-GAAP)	$0.70	$1.63

Free Cash Flow

	Three Months Ended
	July 31
	2021	2020

Cash provided by operating activities	$6,588	$40,000
Less: Capital expenditures (1)	14,711	7,842
Free cash flow	$(8,123)	$32,158

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces First Quarter Results

August 31, 2021

Net Leverage

Twelve Months Ended
July 31
(in thousands)	2021

Net income (GAAP)	$45,259
Add back:
Income tax expense	13,931
Interest expense, net	19,271
Depreciation and amortization expense	51,165
Amortization of customer relationship intangibles and trademarks	47,056
EBITDA (Non-GAAP)	$176,682
Add back:
Acquisition and restructuring related expenses (1)	134
Non-recurring restructuring charges, net (2)	2,701
Change in fair value of foreign exchange forward contracts (3)	(197)
Stock-based compensation expense	4,814
Loss on asset disposal	454
Net loss on debt forgiveness and modification	13,792
Adjusted EBITDA (Non-GAAP)	$198,380

As of
July 31
2021
Current maturities of long-term debt	$2,131
Long-term debt, less current maturities	491,412
Total debt	493,543
Less: cash and cash equivalents	(27,818)
Net debt	$465,725

Net leverage (4)	2.35

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2021.

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